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                                                                   EXHIBIT 10.47


                   DOCUMENTARY ACCEPTANCE CREDIT AGREEMENT AND
              SECURITY AGREEMENT FOR ELIGIBLE BANKERS' ACCEPTANCES


TO:                 Bank of America National Trust and Savings Association

Address:            ______________________________________________________
                    ______________________________________________________
                    __________________________________________, California

        In consideration of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (hereinafter called "Bank") accepting, at Bank's option in each instance, for the account of the Undersigned, such drafts as the Undersigned may from time to time designate, the Undersigned agrees as follows:

        1. On or before the last business day before the maturity of any draft accepted by Bank under this Agreement, or upon demand pursuant to paragraph 11, the Undersigned will pay to Bank the amount of such draft and the amount of all charges and expenses that Bank may have paid or incurred relating to each such draft. On the date of acceptance the Undersigned will pay Bank's acceptance commission and, if Bank discounts the draft, Bank's discount fee. Commissions and fees will be charged in each case at Bank's prevailing rate on the date of acceptance and discount and may be deducted from the proceeds of the draft. All payments under this Agreement by the Undersigned shall be made at the above address in immediately available funds, and Bank may, in its discretion and if not otherwise paid as provided herein, charge such payments against any fund held by Bank for the account of the Undersigned. Each draft accepted by Bank under this Agreement shall mature on a day when banks are open to business in New York and California.

        2. Each draft which the Undersigned requests Bank to accept under this Agreement will: (a) arise out of one or more transactions involving the importation or exportation of goods; (b) arise out of one or more transactions involving the domestic shipment of goods within the United States; or (c) at the time of acceptance be secured by warehouse receipts or similar documents conveying or securing title and covering readily marketable staples. Upon acceptance by Bank of any such draft the Undersigned will deliver to Bank, in form and substance satisfactory to Bank purpose statements describing the goods and indicating their origin and destination or location, or other evidence of the underlying transaction. Upon acceptance by Bank of any draft under this Agreement, the Undersigned will deliver to Bank, or if so directed by Bank, for Bank's account to such correspondent as Bank may designate, (i) in the case of a draft described in (a) or (b) above, all shipping and other documents relating to the goods involved and (ii) in the case of a draft described in (c) above, the warehouse receipts or other documents covering the goods involved. Any warehouse receipts and other documents must be satisfactory to Bank, must be issued by someone other than the drawer of the related drafts and must cover readily marketable staples whose market value is greater than the face amount of the related acceptances. The Undersigned certifies as to each draft offered for acceptance by Bank



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that no other source is financing the transaction and that the Undersigned will not seek any additional financing for that transaction.

        3. The Undersigned will promptly procure all import, export and other licenses essential to the import, export, shipping or warehousing of all goods covered by any documents at any time held by or for Bank, will comply with all foreign and domestic governmental regulations in relation thereto; will keep said goods covered by insurance satisfactory to Bank issued by insurers acceptable to Bank and assign the policies or certificates of insurance to Bank, and will pay all taxes and other charges or expenses upon or with regard to said property.

        4. As security for all Obligations (defined in Paragraph 11), the Undersigned hereby grants to Bank a security interest in:

               (a) all shipping documents, warehouse receipts, policies or certificates of insurance and other documents accompanying or relating to drafts accepted under this Agreement;

               (b) all goods covered by any such documents;

               (c) all proceeds of the foregoing; and

               (d) all property of the Undersigned now or at any time hereafter in Bank's possession or control or held by any third person for the account of Bank. The Undersigned hereby authorizes Bank at any time at its option to apply to the Obligations whether or not then due any and all monies now or hereafter on deposit with Bank or to hold any such monies as security for the Obligations.

        5. On demand of Bank, and without demand if the market value of the Undersigned's property securing the Obligations declines in value, the Undersigned will grant to Bank a security interest in such additional property as Bank may require as further security for the Obligations or, at Bank's option, will prepay the Obligations to the extent required by Bank.

        6. Upon Bank's request, the Undersigned will perform such acts as Bank may from time to time deem necessary to create or perfect any security interest provided for under this Agreement.

        7. Neither Bank nor any correspondent of Bank shall be responsible for the existence, character, quality, quantity, condition, packing, or delivery of any property covered by this Agreement or for the validity, sufficiency, or genuineness of any documents or any endorsements or any notations thereon or for the time, place, manner or order in which shipment is made, or in respect of any insurance, or for any action or inaction any shipper, any of Bank's correspondents, or any other party involved in any transaction covered hereby.

        8. At the Undersigned's option, Bank shall hold drafts presigned by the Undersigned and is hereby authorized to complete such drafts in accordance with the Undersigned's telephone or written (including telegraphic) instructions. Bank shall be entitled to rely solely upon any



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such instructions from persons it reasonably believes to be authorized by the
Undersigned to issue such instructions without making independent inquiry. Undersigned shall confirm telephone instructions in writing provided, however, that if a discrepancy occurs between the telephone instructions and the written confirmation, the telephone instructions shall govern. The Undersigned shall indemnify Bank for, and hold it harmless from, any and all loss damage, claim, expense (including reasonable attorneys' fees and allocated costs of Bank's in-house counsel) or inconvenience, however arising, which Bank suffers or incurs or might suffer or incur, based on or arising out of the use of presigned drafts under this Agreement.

        9. The Undersigned shall reimburse Bank, upon demand, for the cost of all reserves required by any governmental authority with respect to drafts accepted hereunder.

        10. Any one or more of the following shall be a default under this
Agreement: (a) any failure to pay any sum due under this Agreement; (b) any failure to comply with any other provision of this Agreement or of any other agreement between the Undersigned and Bank; (c) any default under any other agreement involving the borrowing of money or the extension of credit under which the Undersigned is obligated as borrower or guarantor; (d) death of the Undersigned (if an individual); (e) insolvency, failure to pay debts generally as they become due, general assignment for the benefit of creditors, filing of any petition, proceeding, case or action for relief under the provisions of the Bankruptcy Code or other law for relief of or relating to debtors with respect to the Undersigned; (f) appointment of a receiver, trustee, custodian or similar official to take possession of any property of the Undersigned; (g) attachment of an involuntary lien of any kind to the assets or property of the Undersigned.

        11. If a default occurs under this Agreement, Bank may declare the Obligations immediately due and payable, and may exercise any other rights and remedies provided by law. "Obligations" means all obligations of the Undersigned under this Agreement, and all other obligations and liabilities of the Undersigned to Bank, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by Bank by assignment or otherwise.

        12. If the Undersigned fails to pay any amount when due under this Agreement, the Undersigned will pay interest on such amount from the date it was due and payable until the date of payment at the rate per annum (computed on the basis of a 365-day year and actual days elapsed at the Reference Rate plus 200 bps (___) percentage points. "Reference Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California, as its reference rate. It is a rate set by Bank based upon various factors including Bank's costs and designated return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

        13. The Undersigned shall indemnify Bank for, and hold it harmless from, any and all loss, damage, claim, expense (including reasonable attorneys' fees and allocated costs of Bank's in-house counsel) or inconvenience, however arising, which Bank suffers or incurs or might



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suffer or incur, resulting from any dispute in connection with the underlying transactions or from any misrepresentation of material fact or any breach of any express or implied warranty by the Undersigned under this Agreement or otherwise. The Undersigned shall reimburse Bank for attorneys' fees (including allocated costs of Bank's in-house counsel) and all collection costs incurred by Bank in the enforcement of this Agreement.

        14. This is a continuing Agreement which will remain in full force and effect until revoked in writing by the Undersigned or Bank. Any such revocation shall not release the Undersigned from any liability on account of drafts accepted by Bank prior to Bank's receipt of notice of revocation.

        15. If more than one person signs this Agreement, their obligations under this Agreement shall be joint and several.

        16. This Agreement shall be governed by and construed in accordance with the law of the State of California.

Dated: December 26th, 1996                         MAXTOR CORPORATION


                                                   By: /s/ Glenn T. Haubl
                                                      --------------------------
                                                      Title: Cash Manager


                                                   By:

                                                   Title:

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                            ADVANCE ACCOUNT AGREEMENT


TO:     Bank of America

        We hereby authorize you to open on the books of a Bank of America unit of your choice, an account or accounts in our name to be designated "Advance Accounts" or such other designation as you may see fit to give such account or accounts, and to charge to such account or accounts all drafts drawn on you by us and all advances of every kind and nature and in any convertible currency which you may make to us or which you may make for or on our behalf upon our direction. The maximum amount of such advances at any time shall be as you and we agree upon in writing from time to time. Upon prior written notice, the domicile of this loan may be changed from time to time at the Bank's discretion.

        In consideration of such advances as you may have made or may hereafter make, we agree immediately upon your demand to repay to you the total amount of any and all such advances which you may have made, together with interest thereon at the rate of _________ percent (___%) per annum, unless a different rate of interest has been or may be agreed upon in writing between you and us; until such payment to you, you may retain all drafts and other instruments or papers evidencing charges to said account.

        It is understood that you reserve the right to terminate these arrangements at any time. We will at your written request execute and deliver to you a promissory note in that same currency for the then balance in the Advance Account, payable on demand, and bearing interest as aforesaid; also, in the event that in connection with advances made under said Advance Account you deliver, or cause to be delivered, goods or documents into our possession, we will upon your request grant to you a security interest in such goods or documents, or upon your request execute and deliver to you trust receipts therefor.

                                           Very truly yours,



Date: Dec. 13, '96                         By: /s/ Treasurer
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At: Milpitas, California
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*  as mutually agreed from time to time

Current Agreement LIBOR + 50 basis points.


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